UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 6, 2003 (February 28, 2003)

AMERICAN TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Evening Creek Drive South, San Diego, California (Address of Principal Executive Offices)	92128 (Zip Code)

(858) 679-2114

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

American Technology Corporation (the “Company”) has sold in a private offering $3,207,500 of Series E Preferred Stock, par value $.00001, at $10.00 per share (the “Series E Preferred”) to a limited number of investors (the “Series E Financing”). In connection with the Series E Financing, the Company amended its 8% Senior Secured Promissory Notes (the “Notes”) (i) to allow the holders of the Notes to convert all or a portion of the principle balance of the Notes into Series E Preferred and (ii) to extend the due date of the unconverted balance of the Notes from December 31, 2003 to December 31, 2004. The Company raised an aggregate of $2,207,500 in new cash and converted Notes with an aggregate value of $1,000,000. A total of $1,000,000 in principal amount of the Notes remains outstanding. The amendment to the Notes also clarified that Note balances converted to Series E Preferred would not be included for purposes of determining whether mandatory redemption of the remaining Note balance is required. Accordingly, mandatory redemption of the remaining Notes will not occur unless and until the Company raises at least $792,500 in additional new money from the sale of equity securities.

The purchase price of the 320,750 shares of Series E Preferred, increased by $0.60 per share of Series E Preferred per year, may be converted at the election of a Series E Preferred shareholder one or more times into fully paid and non-assessable shares of common stock, par value $.00001, of the Company at a conversion price of $3.25. If after September 30, 2003, 90% of the volume weighted average price of the Company’s common stock for the five (5) trading days prior to conversion (the “Discount Market Price”) is less than $3.25, the conversion price will be reduced to the Discount Market Price; provided, however, that the conversion price cannot be below $2.00 per share. The Series E Preferred may be called by the Company for conversion if the market price of the Company’s common stock exceeds $9.50 per shares for ten (10) consecutive trading days and certain conditions are met. The Series E Preferred will be subject to mandatory conversion on December 31, 2006.

Each purchaser of Series E Preferred was also granted a warrant (the “Warrant”) to purchase one and one half (1.5) shares of common stock for each share of Series E Preferred purchased, exercisable until December 31, 2007 at a price of $3.25 per share. In connection with the Series E Financing, the Company issued Warrants exercisable for an aggregate of 481,125 shares.

The Series E Financing resulted in a repricing of the 517,880 warrants previously issued in connection with the Company’s Series D Preferred Stock financing (the “Series D Warrants”) from $4.50 per share to $3.01 per share in accordance with repricing provisions of such warrants.

The Series E Preferred and the Warrants were offered and sold without the registration under the Securities Act of 1933, as amended (the “Act”), to a limited number of accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and to a limited number of foreign investors in sales outside the United States in accordance with Regulation S thereunder. An appropriate legend was placed on the Series E Preferred and the Warrants and will be placed upon the shares issuable upon conversion of the Series E Preferred or upon exercise of the Warrants unless registered under the Act prior to issuance. The Company has agreed to file a registration statement covering the stock issuable upon conversion of the Series E Preferred and exercise of the Warrants on or before May 31, 2003.

Net proceeds from the Series E Financing of $2,117,500 (excluding estimated finders fees, offering costs and the value of converted Notes) are intended primarily for working capital.

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This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This Form 8-K is being filed pursuant to and in accordance with Rule 135c under the Act.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

None

(b) Pro Forma Financial Information.

None

(c) Exhibits.

4.1	Form of Series E Preferred Stock and Warrant Purchase Agreement.

4.2	Certificate of Designation of Series E Preferred Stock filed with Delaware on February 28, 2003.

4.3	Form of Common Stock Warrant.

4.4	Form of 8% Senior Secured Promissory Note. Filed as Exhibit 4.1 on Form 8-K filed on October 7, 2002.

4.5	Form of Security Agreement. Filed as Exhibit 4.2 on Form 8-K filed on October 7, 2002.

4.6	Form of Amendment to 8% Senior Secured Promissory Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: March 6, 2003	By:	/s/ Elwood G. Norris
Elwood G. Norris Chairman of the Board

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